UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2023

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-51160	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2023, Mobiquity Technologies, Inc. (the “Company”) entered into a Placement Agent agreement (the “Placement Agent Agreement”) with the Spartan Capital Securities, LLC (the “Placement Agent”) relating to the public offering of up to 30 million shares of common stock (or common stock equivalents in lieu thereof in the form of pre-funded warrants). The offered securities are priced at a public offering price of $0.10 per share (or $0.0999 per pre-funded warrant).

Each pre-funded warrant is exercisable at any time to purchase one share of common stock at an exercise price of $0.0001 per share. Additionally the exercise price of pre-funded warrants are subject to customary adjustments for stock splits, stock dividends, reclassifications and the like.

The net proceeds to the Company from the sale of the shares and pre-funded warrants, after deducting the Placement Agent commissions and estimated offering expenses payable by the Company, are expected to be approximately $2,385,000. The offering is expected to close on June 30, 2023.

The foregoing description of the Placement Agent Agreement is qualified in its entirety by reference to the Placement Agent Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

The shares and pre-funded warrants are being offered and sold by the Company pursuant to a prospectus dated June 29, 2023 filed with the Securities and Exchange Commission (the “SEC”) on the same date (which is part of the Company’s effective registration statement on Form S-1 (File No. 333-272572) filed with the SEC on June 9, 2023 and amended by pre-effective amendments filed with the SEC prior to effectiveness (the “Registration Statement”).

Additionally, the Registration Statement acts as a post-effective amendment to the Company’s original registration statement on Form S-1 (File No. 333-260364) which registered, among other securities, five year warrants, exercisable at $4.98 per share (the “2021 Warrants”) and 2,807,937 shares issuable upon the exercise of the 2021 Warrants.

Item 7.01	Regulation FD Disclosure

On June 29, 2023, the Company issued a press release announcing the offering referred to in Item 1.01 and the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. This information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement, dated June 29, 2023, by and between the Company the Underwriter
99.1	Press Release dated June 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 29, 2023	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

3